Exhibit 99.2

ucbi.com | 1 INVESTOR PRESENTATION Second Quarter 2016 July 27, 2016

ucbi.com | 2 ucbi.com | 2 Disclosures operating efficiency ratio, operating dividend payout ratio, operating expenses, pre - tax, pre - credit earnings, tangible common equity to tangible assets, tangible equity to tangible assets and tangible common equity to risk - weighted assets . The most comparable GAAP measures to these measures are : net income, net income available to common shareholders, diluted income per common share, ROE, ROA, efficiency ratio, dividend payout ratio, expenses, net income, and equity to assets . Management uses these non - GAAP financial measures because we believe they are useful for evaluating our operations and performance over periods of time, as well as in managing and evaluating our business and in discussions about our operations and performance . Management believes these non - GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial results and credit trends, as well as for comparison to financial results for prior periods . These non - GAAP financial measures should not be considered as a substitute for financial measures determined in accordance with GAAP and may not be comparable to other similarly titled financial measures used by other companies . For a reconciliation of the differences between our non - GAAP financial measures and the most comparable GAAP measures, please refer to the ‘Non - GAAP Reconcilement Tables’ included in the exhibits to this presentation . CAUTIONARY STATEMENT This investor presentation may contain forward - looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment . These statements are based on current expectations and are provided to assist in the understanding of future financial performance . Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements . For a discussion of some of the risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to United Community Banks, Inc . ’s filings with the Securities and Exchange Commission, including its 2015 Annual Report on Form 10 - K and its most recent quarterly report on Form 10 - Q under the sections entitled “Forward - Looking Statements . ” Forward - looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward - looking statements . NON - GAAP MEASURES This presentation also contains financial measures determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . Such non - GAAP financial measures may include : operating net income, operating net income available to common shareholders, operating diluted income per common share, operating ROE, operating ROA,

ucbi.com | 3 • Head quartered in Blairsville, GA • Regional Headquarters in Greenville, SC • Four state regional community bank: GA, NC, SC and TN • One of the largest community banks in the Southeast • Established in 1950 • 140 locations (pro forma including 7 Tidelands locations at July 1) • 1,984 employees (pro forma including 77 Tidelands employees at July 1) Market Data Ticker UCBI Price (as of 7/22/16) $19.20 Market Cap $1.4B P/E (2016e) 13.43 P/TBV 150% Avg. Daily Vol. (LTM) 486,000 Institutional Ownership 71.2% Quarterly Dividend (3Q16) $0.08 Second Quarter 2016 Assets $9.9B Loans $6.3B Deposits $7.9B EPS – GAAP $0.35 EPS – Operating $0.36 Total RBC 12.4% CET1 11.4% NPAs/Assets 0.28% ROA – GAAP 1.04% ROA – Operating 1.07% ROCE – GAAP 9.54% ROTCE – Operating 11.56% ucbi.com | 3 Snapshot of United Community Banks, Inc.

ucbi.com | 4 United Foundation – The Bank that SERVICE Built ucbi.com | 4

ucbi.com | 5 Second Quarter 2016 Highlights ucbi.com | 5 $17.3 $18.3 $21.3 $18.6 $23.5 $16 $18 $20 $22 $24 2Q15 3Q15 4Q15 1Q16 2Q16 Fee Revenue in millions 8.83% 7.85% 7.02% 8.57% 9.54% 10.20% 10.29% 10.87% 10.91% 11.56% 6.00% 8.00% 10.00% 12.00% 2Q15 3Q15 4Q15 1Q16 2Q16 Return on (Tangible) Common Equity ROCE - GAAP ROTCE - Operating (1) $61.0 $65.4 $73.8 $75.0 $74.9 $60 $65 $70 $75 $80 2Q15 3Q15 4Q15 1Q16 2Q16 Net Interest Revenue in millions $0.28 $0.27 $0.25 $0.31 $0.35 $0.32 $0.33 $0.33 $0.33 $0.36 $0.22 $0.26 $0.30 $0.34 $0.38 2Q15 3Q15 4Q15 1Q16 2Q16 Earnings Per Share GAAP Operating (1) .89% .82% .76% .93% 1.04% 1.00% 1.00% .99% 1.00% 1.07% 0.75% 0.85% 0.95% 1.05% 1.15% 2Q15 3Q15 4Q15 1Q16 2Q16 Return on Assets GAAP Operating (1) 3.30% 3.26% 3.34% 3.41% 3.35% 3.25% 3.30% 3.35% 3.40% 3.45% 2Q15 3Q15 4Q15 1Q16 2Q16 Net Interest Margin (fully taxable equivalent) 1.36% 1.15% 1.14% 1.09% 1.02% 1.00% 1.10% 1.20% 1.30% 1.40% 2Q15 3Q15 4Q15 1Q16 2Q16 Allowance as % of Total Loans 0.26% 0.29% 0.29% 0.28% 0.28% 0.00% 0.10% 0.20% 0.30% 0.40% 2Q15 3Q15 4Q15 1Q16 2Q16 Non - Performing Assets as % of Total Assets 0.08% 0.10% 0.09% 0.14% 0.11% 0.00% 0.05% 0.10% 0.15% 0.20% 2Q15 3Q15 4Q15 1Q16 2Q16 Net Charge - Offs as % of Average Loans EARNINGS PROFITABILITY ASSET QUALITY (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures

Second Quarter 2016 Highlights

United COMMUNITY BANKS, INC.

	2015			2016		Variance - Incr / (Decr)	
	2Q [2]	3Q [3]	4Q	1Q	2Q	1Q16	2Q15
EARNINGS SUMMARY ($ in thousands)							
Net Income - GAAP	$17,796	$17,862	$18,183	$22,274	$25,266	$ 2,992	$ 7,470
Net Income - Operating [1]	19,989	21,726	23,800	23,944	25,997	2,053	6,008
Net Interest Revenue	60,991	65,426	73,764	74,952	74,918	(34)	13,927
Fee Revenue	17,266	18,297	21,284	18,606	23,497	4,891	6,231
Expenses - GAAP	48,420	54,269	65,488	57,885	58,060	175	9,640
Expenses - Operating [1]	45,247	48,525	56,410	55,232	56,884	1,652	11,637
PER SHARE DATA							
Diluted EPS - GAAP	$ 0.28	$ 0.27	$ 0.25	$ 0.31	$ 0.35	$ 0.04	$ 0.07
Diluted EPS - Operating [1]	0.32	0.33	0.33	0.33	0.36	0.03	0.04
Book Value per Share	12.95	13.95	14.02	14.35	14.80	0.45	14.52
Tangible Book Value per Share	12.66	12.08	12.06	12.40	12.84	0.44	0.18
KEY OPERATING PERFORMANCE MEASURES							
Return on Assets - GAAP	0.89 %	0.82 %	0.76 %	0.93 %	1.04 %	0.11	0.15
Return on Assets - Operating [1]	1.00	1.00	0.99	1.00	1.07	0.07	0.07
Return on Common Equity - GAAP	8.83	7.85	7.02	8.57	9.54	0.97	0.71
Return on Tangible Common Equity - Operating [1]	10.20	10.29	10.87	10.91	11.56	0.65	1.36
Net Interest Margin (fully taxable equivalent)	3.30	3.26	3.34	3.41	3.35	(0.06)	0.05
Efficiency Ratio - GAAP	61.63	64.65	68.97	61.94	59.02	(2.92)	(2.61)
Efficiency Ratio - Operating [1]	57.59	57.81	59.41	59.10	57.82	(1.28)	0.23
ASSET QUALITY							
Allowance for Loan Losses to Loans	1.36 %	1.15 %	1.14 %	1.09 %	1.02 %	(0.07)	(0.34)
NPAs to Loans and Foreclosed Properties	0.41	0.46	0.46	0.45	0.44	(0.01)	0.03
NPAs to Total Assets	0.26	0.29	0.29	0.28	0.28	-	0.02
AT PERIOD END ($ in millions)							
Loans	$ 5,174	$ 6,024	$ 5,995	$ 6,106	$ 6,287	$ 181	$ 1,113
Investment Securities	2,322	2,457	2,656	2,757	2,677	(80)	355
Total Assets	8,237	9,404	9,616	9,781	9,928	147	1,691
Deposits	6,808	7,905	7,881	7,960	7,857	(103)	1,049

[1] See non-GAAP reconciliation table slides at the end of the exhibits [2] Includes First National Bank as of the acquisition date of May 1, 2015 [3] Includes Palmetto as of the acquisition date of September 1, 2015

ucbi.com | 6

Second Quarter 2016 Highlights

United COMMUNITY BANKS, INC.

		2Q16	1Q16	2Q15
Net Income ($ in millions)	GAAP	$ 25.3	$ 22.3	$ 17.8
	Operating[1]	26.0	23.9	20.0
EPS	GAAP	.35	.31	.28
	Operating[1]	.36	.33	.32
ROA	GAAP	1.04%	.93%	.89%
	Operating[1]	1.07	1.00	1.00
ROCE	GAAP	9.54	8.57	8.83
ROTCE	Operating[1]	11.56	10.91	10.20

Protecting High-Quality Balance Sheet [1]

Asset Quality

- Top-Quartile Credit Quality Performance
  - Provision recovery of $300 thousand compared with a recovery of $200 thousand in 1Q16 and provision of $900 thousand in 2Q15
  - Net charge-offs to loans of 0.11% - decreased 3bp from 1Q16 and increased 3bp from 2Q15
  - NPAs were 0.28% of total assets compared with 0.28% in 1Q16 and 0.26% in 2Q15
  - Allowance 1.02% of total loans compared with 1.09% at 1Q16 and 1.36% at 2Q15

Capital Management

- Solid and Well-Capitalized Regulatory Capital Ratios
  - Tier I Common to Risk Weighted Assets of 11.4% and Tier I Leverage of 8.5%
  - Tier I Risk Based Capital of 11.4% and Total Risk Based Capital of 12.4%
- Committed to Returning Value to Shareholders While Balancing Reinvestment in United
  - Quarterly dividend of $0.07 per share in each 2Q16 and 1Q16 compared with $0.06 in each 4Q15 and 3Q15 and $0.05 in 2Q15 (increased to $0.08 for 3Q16)
  - Dividend payout ratio of 20.0% in 2Q16 compared with 22.6% in 1Q16 and 17.9% in 2Q15; on an operating basis, the dividend payout ratio was 19.4%, 21.2% and 15.6%, respectively
  - Stock repurchases to-date of $13.6 million (764,000 shares / average price of $17.85 per share)

(1) See non-GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GAAP performance measures

ucbi.com | 7

ucbi.com | 8 Second Quarter 2016 Highlights ucbi.com | 8 Increasing Profitability Net Interest Revenue ► $74.9 Million – Unchanged from 1Q16 ● Decreased $34 thousand from 1Q16 and increased $13.9 million from 2Q15 ● Average loans increased to $6.15 billion in 2Q16 up from $6.00 billion in 1Q16 and $5.02 billion in 2Q15 ● Average investment securities increased to $2.75 billion in 2Q16 up from $2.72 billion in 1Q16 and $2.26 billion in 2Q15 Taxable Equivalent Net Interest Margin ► 3.35% - Decreased Following Two Consecutive Quarterly Increases ● Decreased from 3.41% in 1Q16 and increased from 3.30% in 2Q15 ● Loan yield decreased to 4.15% in 2Q16 from 4.29% in 1Q16 and 4.24% in 2Q15 o Decline due to pricing pressures and higher mix of floating - rate loans – 3bp o Decline in accretable purchased interest to normalized levels – 3 bps ● Investment securities yield increased to 2.46% in 2Q16 up from 2.34% in 1Q16 and 2.15% in 2Q15 ● Funding costs increased slightly to 0.39% in 2Q16, a 2 bp increase from 1Q16 and a 3 bp increase from 2Q15 Fee Revenue ► $23.5 Million – Fee Revenue Expansion Focus Through Targeted Growth Initiatives ● Increased $4.9 million from 1Q16 and increased $6.2 million from 2Q15 ● Linked quarter growth in mortgage loan and related fees of $1.2 million, gains from sales of SBA government guaranteed loans of $1.6 million and other fee revenue of $1.8 million ● Year - over - year increases also impacted by acquisitions with growth in service charges and fees of $2.1 million, mortgage loan and other related fees of $741 thousand, gains from sales of SBA loans of $1.3 million, and other fee revenue of $1.9 million

ucbi.com | 9 Second Quarter 2016 Highlights ucbi.com | 9 Generating Growth Loan Growth ► Well - Diversified Loan Portfolio ● Increased $181 million from 1Q16, or 12% annualized, and $233 million from 2Q15, or 5%, excluding mergers and healthcare portfolio loan sale ● Strong loan production of $662 million vs. $562 million in 1Q16 and $526 million in 2Q15 Core Transactio n Deposits ► $5.4 Billion – Solid Low - Cost Core Transaction Deposits ● Increased $59 million from 1Q16, or 4% annualized, and $381 million from 2Q15, or 9%, excluding deposits acquired in mergers Acquisitions ► 2016 - Tidelands Bancshares, Inc. ● Announced merger with Tidelands Bancshares, Inc., headquartered in Mt. Pleasant, South Carolina, on April 4, 2016 ● Closed July 1, 2016 ● Strategic purchase completes a two - step plan, accelerating growth in attractive coastal South Carolina markets, providing additional organic growth from the lift - out of an experienced lending team and will be immediately accretive to operating earnings

ucbi.com | 10 ucbi.com | 10 Return on Assets - Operating (bps) Execute Strategies 100 107 110 90 95 100 105 110 1Q16 Actual 2Q16 Actual 3Q16 4Q16 Target 4Q16 Path to 1.10% ROA (Operating) by Q416

ucbi.com | 11 Protecting High - Quality Balance Sheet Credit Quality Net Charge-offs 1.0$ 1.4$ 1.3$ 2.1$ 1.7$ as % of Average Loans 0.08% 0.10% 0.09% 0.14% 0.11 % Allowance for Loan Losses 70.1$ 69.1$ 68.4$ 66.3$ 64.3$ as % of Total Loans 1.36% 1.15% 1.14% 1.09% 1.02 % as % of NPLs 373 344 302 296 301 Past Due Loans (30 - 89 Days) 0.24% 0.27% 0.26% 0.21% 0.22 % Non-Performing Loans 18.8$ 20.0$ 22.6$ 22.4$ 21.3$ OREO 2.4 7.7 4.9 5.2 6.2 Total NPAs 21.2 27.7 27.5 27.6 27.5 Performing Classified Loans 115.7 136.0 127.5 121.1 118.5 Total Classified Assets 136.9$ 163.7$ 155.0$ 148.7$ 146.0$ as % of Tier 1 / Allowance 18% 18% 17% 16% 15 % Accruing TDRs 86.1$ 84.6$ 83.0$ 72.8$ 73.3$ As % of Original Principal Balance Non-Performing Loans 64.9% 70.3% 71.4% 69.3% 69.6 % OREO 46.6 45.8 34.2 38.2 40.2 Total NPAs as % of Total Assets 0.26 0.29 0.29 0.28 0.28 as % of Loans & OREO 0.41 0.46 0.46 0.45 0.44 2Q15 3Q15 4Q15 1Q16 2Q16 $ in millions ucbi.com | 11

ucbi.com | 12 Protecting High - Quality Balance Sheet Prudent Capital Management ucbi.com | 12 Holding Company 2Q16 1Q16 4Q15 3Q15 2Q15 Tier I Risk - Based Capital 11.4% 11.3% 11.5% 11.4% 11.9% Total Risk - Based Capital 12.4 12.3 12.5 12.5 13.1 Leverage 8.5 8.4 8.3 9.1 9.1 Tier I Common Risk - Based Capital 11.4 11.3 11.5 11.4 11.9 Tangible Common Equity to Risk - Weighted Assets 12.9 12.8 12.8 13.1 13.2 Average Tangible Equity to Average Assets 9.4 9.4 9.4 9.9 9.9 ► All regulatory capital ratios above “well - capitalized” ► Stock repurchases of $8.2 million through June 30, 2016 (460,000 shares / average price of $17.80 per share) ► Paid quarterly shareholder dividend of $0.07 per share on July 1, 2016 to shareholders of record on June 15, 2016 ► Tidelands acquisition completed on July 1, 2016. No shares issued and all ratios are expected to be 12 to 46 basis points lower for 3Q16 ► Palmetto acquisition lowered all ratios (as expected) in 3Q15 and lowered Leverage ratio further in 4Q15 (full quarter impact of average assets) ► Continued strong earnings and $116 million of future DTA recovery driving regulatory capital growth

ucbi.com | 13 $61.0 $65.4 $73.8 $75.0 $74.9 $45.2 $48.5 $56.4 $55.2 $56.9 $33.0 $35.2 $38.6 $38.3 $41.5 $17.3 $18.3 $21.3 $18.6 $23.5 $10 $20 $30 $40 $50 $60 $70 $80 2Q15 3Q15 4Q15 1Q16 2Q16 Net Interest Revenue Expenses - Operating (1) Pre-Tax, Pre-Credit Earnings (1) Fee Revenue Increasing Profitability Earnings, Fee Revenue, and Expenses ucbi.com | 13 2Q16 1Q16 2Q15 Salaries & Employee Benefits 33,572$ 510$ 5,611$ Communications & Equipment 4,393 103 1,089 Occupancy 4,538 (185) 1,123 FDIC Assessment 1,517 (7) 219 Advertising & Public Relations 1,323 459 196 Postage, Printing & Supplies 1,298 18 305 Professional Fees 3,189 489 932 Other Expense 7,054 265 2,162 Expenses - Operating (1) 56,884 1,652 11,637 Merger-Related and Other Charges 1,176 (1,477) (1,997) Expenses - GAAP 58,060$ 175$ 9,640$ Variance - Incr/(Decr) 2Q16 1Q16 2Q15 Overdraft Fees 3,297$ (96)$ 567$ Interchange Fees 5,333 360 1,113 Other Service Charges 1,885 125 460 Total Service Charges and Fees 10,515 389 2,140 Mortgage Loan & Related Fees 4,448 1,159 741 Brokerage Fees 1,117 64 (115) Gains from SBA Loan Sales 2,801 1,564 1,307 Securities Gains, Net 282 (97) 269 Other 4,334 1,812 1,889 Fee Revenue 23,497$ 4,891$ 6,231$ Variance - Incr/(Decr) 2Q16 1Q16 2Q15 Net Interest Revenue 74,918$ (34)$ 13,927$ Fee Revenue 23,497 4,891 6,231 Gross Revenue 98,415 4,857 20,158 Expenses - Operating (1) 56,884 1,652 11,637 Pre-Tax, Pre-Credit Earnings (1) 41,531 3,205 8,521 Merger-Related and Other Charges (1,176) 1,477 1,997 Provision for Credit Losses 300 100 1,200 Income Taxes (15,389) (1,811) (4,265) Net Income - GAAP 25,266$ 2,971$ 7,453$ Net Interest Margin 3.35% (0.06) bp 0.05 bp (fully taxable equivalent) Variance - Incr/(Decr) $ in t housands $ in thousands $ in thousands Expenses Earnings (pre - tax, pre - credit) Fee Revenue M illions (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GA AP performance measures

ucbi.com | 14 Increasing Profitability ucbi.com | 14 Expense Discipline ► Efficiency improvements are attributable to various expense reduction initiatives while maintaining high business growth ► Declining trend sustained with substantial investments in growth and infrastructure 2012 2013 2014 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 Target GAAP 65.4% 63.1% 58.3% 59.2% 61.6% 64.7% 69.0% 61.9% 59.0% Non-GAAP Adjustments 0.0% 0.0% 0.0% 0.0% 4.0% 6.8% 9.6% 2.8% 1.2% Operating 65.4% 63.1% 58.3% 59.2% 57.6% 57.8% 59.4% 59.1% 57.8% 57.0% 50.0% 55.0% 60.0% 65.0% 70.0% Efficiency Ratio (1) (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to G AAP performance measures

ucbi.com | 15 $61.0 $65.4 $73.8 $75.0 $74.9 $30 $40 $50 $60 $70 $80 2Q15 3Q15 4Q15 1Q16 2Q16 4.24% 4.29% 4.15% 2.12% 2.32% 2.45% 0.17% 0.16% 0.18% 0% 1% 2% 3% 4% 5% 2Q15 3Q15 4Q15 1Q16 2Q16 0.16% 0.17% 0.17% 0.20% 0.24% 0.26% 0.10% 0.10% 0.10% .00% .05% .10% .15% .20% .25% .30% 2Q15 3Q15 4Q15 1Q16 2Q16 3.30% 3.26% 3.34% 3.41% 3.35% 3.00% 3.25% 3.50% Increasing Profitability Key Drivers of Net Interest Revenue / Margin ucbi.com | 15 Net Interest Revenue Key Drivers Net Interest Revenue & Margin (1) 2Q16 Impacted By NET INTEREST REVENUE ► Strong loan growth offset by margin decline ► Margin compression due to lower accretable interest (3bp) and loan pricing pressures (3bp) Millions Loan / Securities / Deposit Pricing Customer Deposit Pricing (2) Loan Yields (fully taxable equivalent) Investment Securities Yields - Taxable Average Rate on Interest Bearing Deposits (1) Net interest margin is calculated on a fully taxable equivalent basis (2) E xcludes brokered deposits CDs MMDA NOW

ucbi.com | 16 Increasing Profitability Fee Revenue ucbi.com | 16 Driving Fee Revenue Through Core Banking Infrastructure 8.4 9.3 11.5 10.1 10.5 2.5 2.3 3.4 2.9 4.6 1.2 1.2 1.1 1.1 1.1 3.7 3.8 3.3 3.3 4.5 1.5 1.7 2.0 1.2 2.8 $0 $5 $10 $15 $20 $25 2Q15 3Q15 4Q15 1Q16 2Q16 Fee Revenue in millions Service Charges Other Brokerage Mortgage SBA $17.3 $18.3 $21.3 $18.6 $23.5 $3.7 $3.8 $3.3 $3.3 $4.5 $0 $1 $2 $3 $4 $5 2Q15 3Q15 4Q15 1Q16 2Q16 Mortgage Fees and Production (1) in millions $128 $141 $138 $146 $182 $- $50 $100 $150 $200 (1) Applicable periods include Palmetto and FNB production since respective acquisition dates SBA ► 2Q16 Sales $33 million ► 2015 Sales $71 million ► Target market: small businesses with revenue between $ 1 million and $ 25 million ► Two Channels • Footprint • National Verticals Mortgage ► Growth Strategy • Building on proven strengths in legacy markets of capturing business from a large percentage of United customers • Increase sales capacity in metro area growth markets • Compete favorably on product and service with banks and non - banks of all sizes $1.5 $1.7 $2.0 $1.2 $2.8 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 2Q15 3Q15 4Q15 1Q16 2Q16 SBA Fees (Gains ) and Production (1) in millions $31 $26 $28 $28 $45 $- $10 $20 $30 $40 $50

ucbi.com | 17 Generating Growth New Loans Funded and Advances (1) $ in millions ucbi.com | 17 2Q16 1Q16 2Q15 1Q16 2Q15 Commercial & Industrial 168.4$ 133.9$ 143.1$ 34.5$ 25.3$ Owner-Occupied CRE 80.9 74.3 79.3 6.6 1.6 Income-Producing CRE 132.3 86.3 73.5 46.0 58.8 Commercial Constr. 11.0 11.0 4.6 - 6.4 Total Commercial 392.6 305.5 300.5 87.1 92.1 Residential Mortgage 54.5 41.4 37.3 13.1 17.2 Residential HELOC 68.2 51.1 43.6 17.1 24.6 Residential Construction 79.3 72.6 50.9 6.7 28.4 Consumer 67.4 91.7 93.8 (24.3) (26.4) Total 662.0$ 562.3$ 526.1$ 99.7$ 135.9$ Variance-Incr(Decr) (1) Represents new loans funded and net loan advances (net of payments on lines of credit) New Loans Funded and Advances $526.1 $452.0 $590.0 $562.3 $662.0 $400 $450 $500 $550 $600 $650 $700 2Q15 3Q15 4Q15 1Q16 2Q16 New Loans Funded and Advances by Region New Loans Funded and Advances by Category 2Q16 1Q16 2Q15 1Q16 2Q15 Atlanta 141.6$ 89.0$ 116.9$ 52.6$ 24.7$ Coastal Georgia 42.7 39.2 48.9 3.5 (6.2) North Georgia 59.8 51.3 66.7 8.5 (6.9) North Carolina 27.6 30.4 27.6 (2.8) - Tennessee 45.8 27.7 17.7 18.1 28.1 Gainesville 12.5 12.5 12.4 - 0.1 South Carolina 103.0 97.5 6.2 5.5 96.8 Total Community Banks 433.0 347.6 296.4 85.4 136.6 Asset-based Lending 10.8 30.0 4.2 (19.2) 6.6 Commercial RE 44.8 22.8 16.3 22.0 28.5 Healthcare - - 55.4 - (55.4) Middle Market 56.7 32.8 22.7 23.9 34.0 SBA 44.6 28.0 31.2 16.6 13.4 Builder Finance 31.2 31.4 22.6 (0.2) 8.6 Total Specialized Lending 188.1 145.0 152.4 43.1 35.7 Indirect Auto 40.9 69.7 77.3 (28.8) (36.4) Total 662.0$ 562.3$ 526.1$ 99.7$ 135.9$ Variance-Incr(Decr)

Generating Growth

Loan Mix



$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
-
Billions
$4.18
$4.33
$4.67
$6.00
$6.29
2012
2013
2014
2015
2Q16
Commercial
Commercial Construction
Income-Producing Commercial Real Estate
Owner-Occupied Commercial Real Estate
Commercial & Industrial
Retail
Indirect Auto
Residential HELOC
Residential Mortgage
Residential Construction
Consumer

Loans
by Category
in millions

	2012	2013	2014	2015	2Q16
Commercial & Industrial	$ 458	$ 472	$ 710	$ 785	$ 926
Owner-Occupied CRE	1,131	1,134	1,163	1,494	1,450
Income-Producing CRE	682	623	599	824	919
Commercial Constr.	155	149	196	342	384
Total Commercial	2,426	2,378	2,668	3,445	3,679
Residential Mortgage	829	875	866	1,029	1,035
Residential HELOC	385	441	466	598	623
Residential Construction	382	328	299	352	351
Consumer	115	111	104	115	124
Indirect Auto	38	196	269	456	475
Total Loans	$ 4,175	$ 4,329	$ 4,672	$ 5,995	$ 6,287

Loans
by Region
in millions

	2012	2013	2014	2015	2Q16
North Georgia	$ 1,364	$ 1,240	$ 1,163	$ 1,125	$ 1,097
Atlanta MSA	1,204	1,235	1,243	1,259	1,314
North Carolina	579	572	553	549	543
Coastal Georgia	400	423	456	537	541
Gainesville MSA	261	255	257	254	240
East Tennessee [(1)]	283	280	280	504	509
South Carolina [(2)]	-	4	30	819	862
Total Community Banks	4,091	4,009	3,982	5,047	5,106
Specialized Lending	46	124	421	492	706
Indirect Auto [(3)]	38	196	269	456	475
Total Loans	$ 4,175	$ 4,329	$ 4,672	$ 5,995	$ 6,287

[(1)] Includes $244 million from the acquisition of FNB on May 1, 2015
[(2)] Includes $733 million from the acquisition of Palmetto on September 1, 2015
[(3)] Includes $63 million from the acquisition of Palmetto on September 1, 2015

ucbi.com | 18

Generating Growth
Customer Deposit Mix



$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
-
Billions
$5.71
$5.78
$5.90
$7.53
$7.45
2012
2013
2014
2015
2Q16
Time & Public
Core Transaction
Public Funds (customer)
Time (customer)
Interest Bearing Core Transaction
Non-Interest Bearing Core Transaction

Deposits
by Category
in millions

	2012	2013	2014	2015	2Q16
Non-Interest Bearing Core					
Demand Deposit	$ 1,188	$ 1,311	$ 1,471	$ 2,089	$ 2,231
Interest Bearing Core					
NOW	654	659	668	1,109	1,066
MMDA	1,145	1,218	1,259	1,584	1,626
Savings	226	250	292	469	500
Total Interest Bearing Core	2,025	2,127	2,219	3,162	3,192
Total Core Trans Deposits	3,213	3,438	3,690	5,251	5,423
Time (Customer)	1,724	1,445	1,223	1,251	1,154
Public Funds (Customer)	770	894	989	1,032	868
Brokered	245	412	425	347	412
Total Deposits	$ 5,952	$ 6,189	$ 6,327	$ 7,881	$ 7,857

Core Transaction Deposit Growth
by Category & Region
in millions

	2012	2013	2014	2015	2Q16
Demand Deposit	$ 232	$ 123	$ 161	$ 618	$ 142
NOW	(65)	4	9	441	(43)
MMDA	115	73	41	325	42
Savings	29	24	41	177	31
Growth by Category	$ 311	$ 224	$ 252	$ 1,561	$ 172
Atlanta MSA	$ 160	$ 75	$ 84	$ 223	$ 70
North Georgia	41	62	90	158	65
North Carolina	47	42	35	63	25
Coastal Georgia	38	2	22	24	1
East Tennessee [1]	9	4	8	234	(34)
Gainesville MSA	16	19	10	34	13
South Carolina [2]	-	20	3	825	32
Growth by Region	$ 311	$ 224	$ 252	$ 1,561	$ 172

[1] Includes $247 million from the acquisition of FNB on May 1, 2015
[2] Includes $790 million from the acquisition of Palmetto on September 1, 2015

ucbi.com | 19

ucbi.com | 20 $ 2.02 $ 2.13 $2.22 $3.16 $3.19 $1.19 $1.31 $1.47 $2.09 $2.23 - $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 2012 2013 2014 2015 2Q16 in billions Non-Interest Bearing Core Transaction Interest Bearing Core Transaction $3.21 $3.44 $3.69 $5.25 $5.42 ucbi.com | 20 High - Quality, Low - Cost Core Transaction Deposit Base 0.50% 0.17% 0.17% 0.00% 0.25% 0.50% 0.75% 1.00% 2012 2013 2014 2015 2Q16 Cost of Interest Bearing Deposits Generating Growth Customer Deposit Mix

Generating Growth
Acquisition of Tidelands Bancshares, Inc.

United COMMUNITY BANKS, INC.

Transaction Summary

- Announced on April 4, 2016 and closed on July 1, 2016
- $11.2 million aggregate transaction value; 100% cash consideration
  - $2.2 million value to common, or $0.52 per common share
  - $9.0 million to redeem TARP, which represents a 56% discount
- Target cost savings: approximately $5.0 million
- Total credit mark: $22.7 million
  - Loan mark of $16.3 million gross or 5.0% of gross loans
  - OREO mark of $6.4 million or 50% of year-end 2015 balances
  - Covers nonaccrual loans and OREO of $20.5 million
- Estimated $0.09 to $0.10 EPS accretive in 2017
- Tangible book value dilution of approximately 1.5% with expected earn-back in just over two years
- Pro forma Tier 1 common of 11.5%+
- Anticipated internal rate of return in excess of 20%

Company Overview

Headquarters	Mt. Pleasant, SC
Established	2003
Branches (7)	Charleston (4) Myrtle Beach (2) Hilton Head (1)
Assets ($MM)	$446
Total Gross Loans ($MM)	$321
Deposits ($MM)	$398
NPAs / Assets [(1)]	4.40%

Transaction Rationale

- Significantly accelerates UCBI's Coastal South Carolina expansion and leverages existing lift-out team of experienced bankers and in-market resources, fully executing the two-step Coastal SC growth plan
- Tidelands' markets are in the top 10 fastest growing in the U.S
- Significant cost synergies enhance already compelling deal economics
- Consistent with UCBI's Southeastern expansion strategy
- Projected earnings accretion offsets the estimated earnings reduction associated with crossing the $10 billion threshold
- Integration risk is offset by merger experience / preparedness and local management already in place

Combined Branch Map



95
26
Myrtle Beach
Garden City Beach
North Charleston
Summerville
Charleston
Hilton Head Island
Savannah
United Community Banks, Inc. (134)
Tidelands Bancshares, Inc. (7)

Source: SNL Financial - Financial Metrics as of December 31, 2015

(1) NPAs / Assets = (Nonaccrual Loans + OREO) / Total Assets

ucbi.com | 21

ucbi.com | 22 ucbi.com | 22 EXHIBITS

ucbi.com | 23 United Community Banks, Inc. ucbi.com | 23 Who We Are Protecting High - Quality Balance Sheet ► Underwriting conservatism and portfolio diversification ► Top quartile credit quality performance ► Prudent capital, liquidity and interest - rate risk management ► Focused on improving return to shareholders with increasing return on tangible common equity and dividend growth Increasing Profitability ► Announced 1.10% ROA (operating) target by 4Q16, up from current 1.07% level ► Managing a steady margin with minimal accretion income ► Fee revenue expansion through focused growth initiatives ► Continued operating expense discipline while investing in growth opportunities ► Executing on M&A cost savings ► High - quality, low - cost core deposit base Generating Growth ► Entered into and continue to target new markets with team lift - outs (Charleston, Greenville, Atlanta) ► Continuous emphasis on and enhancement of Mortgage product offerings to drive loan and revenue growth ► Addition of Specialized Lending platforms (income - property lending, asset - based lending, SBA lending, builder finance) and actively pursuing additional platforms ► Acquisitions that fit our footprint and culture and deliver desired financial returns

ucbi.com | 24 Protecting High - Quality Balance Sheet ucbi.com | 24 Granular Portfolio – Exposure and Industry Limits • Legal Lending Limit $ 251M • House Lending Limit 28M • Project Lending Limit 17M • Top 25 Relationships 378M STRUCTURE • Centralized underwriting and approval process for consumer credit • Distributed Regional Credit Officers (reporting to Credit) for commercial • Dedicated Special Assets team • Eight of the top twelve credit leaders recruited post - crisis PROCESS • Weekly Senior Credit Committee • Continuous external loan review • Monthly commercial asset quality review • Monthly retail asset quality review meetings POLICY • Continuous review and enhancements to credit policy • Quarterly reviews of portfolio limits and concentrations • Centralized consumer collections • Bi - weekly Potential NAL and NAL/ORE meetings • Quarterly criticized watch loan review meetings • Quarterly portfolio review meetings Consistent Underwriting Disciplined Credit Processes Concentration limits set for all segments of the portfolio

ucbi.com | 25 Protecting High - Quality Balance Sheet ucbi.com | 25 Loan Portfolio Transformation and Diversification 7% 9% 12% 16% 26% 27% 3% Portfolio as of 12/31/2008 Commercial (C&l) Commercial Construction CRE Income Producing CRE Owner-Occupied Residential Construction Residential Mortgage Installment 15% 6% 15% 23% 6% 26% 9% Portfolio as of 6/30/2016 Commercial (C&I) Commercial Construction CRE Income Producing CRE Owner-Occupied Residential Construction Residential Mortgage & HELOC Installment ► Specialized Lending, which began in 2013, had loans totaling $706 million at June 30, 2016 (11% of the loan portfolio).

ucbi.com | 26 Note: Peer comparison banks comprise the KBW Regional Bank Index (ticker: KRX) Source: SNL Financial LC Protecting High - Quality Balance Sheet Excellent Credit Performance and Management ucbi.com | 26 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 1.8% CBSH BOH UMPQ PB SIVB UCBI UMBF CBU CVBF BPFH SBNY VLY FFBC PVTB FFIN FMER WABC WTFC EWBC PNFP ISBC COLB BRKL CATY FNB CHCO FMBI WBS FNFG WAFD PACW PFS BXS FULT SNV STBA BOKF FHN FCF GBCI MBFI TCBI ONB UBSI ASB TRMK HBHC TCB PRK 1Q16 NPA Ratio Median ► Eight of the top twelve credit leaders recruited post - crisis ► Centralization of special assets ► Centralization of consumer loan underwriting and approval ► Changed commercial approval process, including a Senior Credit Committee for visibility and culture building ► Instituted highly - disciplined concentration management process ► Dedicated credit officers for all specialty businesses and community markets

ucbi.com | 27 Protecting High - Quality Balance Sheet Performing Classified Loans ucbi.com | 27 By Category $ in millions 2Q15 3Q15 4Q15 1Q16 2Q16 Commercial & Industrial 6$ 6$ 6$ 9$ 9$ Owner-Occupied CRE 40 42 40 33 33 Total Commercial & Industrial 46 48 46 42 42 Income-Producing CRE 19 30 30 30 28 Commercial Construction 3 3 1 1 2 Total Commercial 68 81 77 73 72 Residential Mortgage 30 36 31 33 32 Residential HELOC 6 7 7 6 6 Residential Construction 10 10 11 7 7 Consumer / Installment 2 2 2 2 2 Total Performing Classified 116$ 136$ 128$ 121$ 119$ Classified to Tier 1 + ALL 18% 18% 17% 16% 15% $116 $136 $128 $121 $119 $110 $130 $150 2Q15 3Q15 4Q15 1Q16 2Q16

ucbi.com | 28 $86.1 $84.6 $83.0 $72.8 $73.3 $70 $75 $80 $85 $90 2Q15 3Q15 4Q15 1Q16 2Q16 Protecting High - Quality Balance Sheet TDRs ucbi.com | 28 $ in millions LOAN TYPE 2Q16(1) 1Q16 2Q15 2Q16(1) 1Q16 2Q15 2Q16(1) 1Q16 2Q15 Commercial & Industrial 2.1$ 2.2$ 3.6$ -$ -$ -$ 2.1$ 2.2$ 3.6$ Owner-Occupied CRE 24.7 24.7 31.9 1.4 2.6 1.5 26.1 27.3 33.4 Income-Producing CRE 20.7 20.5 15.6 - .2 .1 20.7 20.7 15.7 Commercial Construction 1.3 1.4 11.1 .1 .1 - 1.4 1.5 11.1 Total Commercial 48.8 48.8 62.2 1.5 2.9 1.6 50.3 51.7 63.8 Residential Mortgage 18.2 17.9 17.5 1.3 1.2 1.6 19.5 19.1 19.1 Residential HELOC .1 - .5 - - .1 0.1 - 0.6 Residential Construction 5.2 5.2 5.8 .3 .1 .5 5.5 5.3 6.3 Consumer / Installment 1.0 .9 .1 .2 .2 - 1.2 1.1 0.1 Total TDRs 73.3$ 72.8$ 86.1$ 3.3$ 4.4$ 3.8$ 76.6$ 77.2$ 89.9$ Accruing Non-Accruing Total TDRs Accruing TDRs ► 2.2% of accruing TDRs are past due 30 – 89 days ► 57% of accruing TDRs are pass credits (1) 83% of accruing TDR loans have an interest rate of 4% or greater

Protecting High-Quality Balance Sheet
Commercial Real Estate Diversification

United COMMUNITY BANKS, INC.

Commercial Construction
in millions

	Committed		Outstanding	
Multi-Residential	$ 155	22.9 %	$ 83	21.6 %
Retail Building	108	16.0	59	15.4
Other Properties	68	10.0	38	9.9
Land Develop - Vacant (Improved)	60	8.9	50	13.0
Office Buildings	51	7.5	19	5.0
Commercial Land Development	45	6.6	38	9.9
Raw Land - Vacant (Unimproved)	40	5.9	31	8.1
Warehouse	38	5.6	23	6.0
Hotels / Motels	37	5.5	27	7.0
Assisted Living/Nursing Home/Rehab	28	4.1	8	2.1
Churches	21	3.1	2	0.5
Leasehold Property	18	2.7	2	0.5
Restaurants / Franchise	8	1.2	4	1.0
Total Commercial Construction	$ 677	100.0 %	$ 384	100.0 %

Commercial Real Estate – Income Producing
in millions

	Committed		Outstanding	
Retail Building	$ 260	27.3 %	$ 250	27.2 %
Office Buildings	254	26.6	248	27.0
Warehouse	102	10.7	95	10.3
Hotels / Motels	84	8.8	82	8.9
Multi-Residential	70	7.3	68	7.4
Other Properties	62	6.5	54	5.9
Convenience Stores	45	4.7	44	4.8
Restaurants / Franchise Fast Food	34	3.6	34	3.7
Manufacturing Facility	16	1.7	17	1.9
Leasehold Property	8	0.9	7	0.8
Automotive Service	7	0.7	7	0.8
Daycare Facility	5	0.5	5	0.5
Mobile Home Parks	4	0.4	5	0.5
Automotive Dealership	3	0.3	3	0.3
Total Commercial Real Estate - Income Producing	$ 954	100.0 %	$ 919	100.0 %

Committed Average Loan Size
(in thousands)

- Commercial Construction $1,277
- Commercial RE:
  - Composite CRE 520
  - Owner-Occupied 438
  - Income-Producing 744

Outstanding Average Loan Size
(in thousands)

- Commercial Construction $731
- Commercial RE:
  - Composite CRE 498
  - Owner-Occupied 417
  - Income-Producing 721

ucbi.com | 29

ucbi.com | 30 Protecting High - Quality Balance Sheet Liquidity ucbi.com | 30 Capacity 2Q16 1Q16 2Q15 vs 1Q16 vs 2Q15 WHOLESALE BORROWINGS Brokered Deposits (1) 993$ 412$ 440$ 530$ (28)$ (118)$ FHLB 1,062 735 510 385 225 350 Holding Company LOC 50 - - - - - Fed Funds 675 - - 25 - (25) Other Wholesale 1,190 - - - - - Total 3,970$ 1,147$ 950$ 940$ 197$ 207$ LONG-TERM DEBT Senior Debt 160$ 160$ 75$ -$ 85$ Trust Preferred Securities 6 6 39 - (33) Total Long-Term Debt 166$ 166$ 114$ -$ 52$ Cash 62$ 71$ 40$ (9)$ 22$ Loans / Deposits Loans 6,287$ 6,106$ 5,174$ 181$ 1,113$ Core (DDA, MMDA, Savings) 5,423$ 5,364$ 4,253$ 59$ 1,170$ Public Funds 868 952 803 (84) 65 CD's 1,154 1,204 1,222 (50) (68) Total Customer Deposits (excl Brokered) 7,445$ 7,520$ 6,278$ (75)$ 1,167$ Loan to Customer Deposit Ratio 84% 81% 82% Investment Securities Available for Sale -Fixed 1,714$ 1,783$ 1,282$ (69)$ 432$ -Floating 622 622 660 - (38) Held to Maturity -Fixed 338 348 376 (10) (38) -Floating 4 4 4 - - Total Investment Securities 2,678$ 2,757$ 2,322$ (79)$ 356$ Floating as % of Total Securities 23% 23% 29% Wholesale Borrowings Holding Company Long - Term Debt / Cash Investment Securities (1) Estimated brokered deposit total capacity at 10% of assets $ in millions Loans / Customer Deposits

ucbi.com | 31 Note: Peer comparison banks comprise the KBW Regional Bank Index (ticker: KRX) Source: SNL Financial LC Increasing Profitability High - Quality, Low - Cost Core Deposit Base ucbi.com | 31 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% CFR COLB WABC FFIN BOH CVBF UCBI CBU UMBF UCBI CBSH FMBI TRMK FCF ONB FHN UMPQ BOKF WAL MBFI BXS PRK PACW ASB PB TCBI PFS HBHC WTFC GBCI FNB WBS BPFH PNFP EWBC SNV FULT IBKC UBSI STBA PVTB FFBC OZRK TCB CHCO SBNY BRKL VLY WAFD CATY ISBC BKU 1Q16 Cost of Deposits Median ► Core deposits (excludes non - Jumbo CDs / Brokered) comprised approximately 90% of our total deposits at March 31, 2016 ► Our first quarter 2016 total cost of deposits was 11 basis points, which compared favorably to peers with a median of 25 basis points

ucbi.com | 32 Generating Growth ucbi.com | 32 Steady Loan Growth $4.18 $4.33 $4.52 $4.96 $1.04 $3.00 $4.00 $5.00 $6.00 2012 2013 2014 2015 2Q16 Total Loans in billions Organic Acquired Healthcare (sold 4Q15) $6.00 $0.16 $4.68 $6.29 10% Annualized Growth 10% Growth

ucbi.com | 33 Generating Growth Market Share Opportunities ucbi.com | 33 (1) FDIC deposit market share and rank as of June 30, 2015 for markets where United takes deposits. Data Source: FDIC. (2) Based on current quarter. (3) Excludes seven loan production offices $ in billions (1) (2) (3) (1) (1) North Georgia $ 6.6 $ 2.3 9 22 37% 1 Atlanta, Georgia 60.8 2.3 10 36 4 6 Gainesville, Georgia 3.0 0.4 1 5 12 4 Coastal Georgia 8.0 0.3 2 7 3 9 Western North Carolina 11.8 1.0 1 19 8 4 East Tennessee 16.3 0.5 2 12 4 5 Upstate South Carolina 21.0 1.1 4 25 5 7 Total Markets, June 30, 2016 $ 127.5 $ 7.9 29 126 Coastal South Carolina 20.0 0.4 1 7 2 13 Total Markets, June 30, 2016 (pro forma) $ 147.5 $ 8.3 30 133 Market Deposits United Deposits Deposit Share Excellent Growth Opportunities Banks Offices Rank

ucbi.com | 34 Generating Growth Market Share Demographics ucbi.com | 34 3.35% 4.23% 4.96% 5.70% 6.38% 6.49% 6.91% 8.47% 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% Knoxville, TN Cleveland, TN Asheville, NC Greenville, SC Atlanta, GA Gainesville, GA Savannah, GA Charleston, SC Key MSA Growth Markets Projected Change 2016 - 2021 3.69% 3.82% 4.84% 4.93% 5.40% 0% 1% 2% 3% 4% 5% 6% United States Tennessee Georgia North Carolina South Carolina State Population Growth Projected Change 2016 – 2021 Source: SNL Financial

ucbi.com | 35 Mergers & Acquisitions Strategy ► M&A accelerates our growth strategy in new and existing markets and can be accomplished more efficiently than with a de novo plan; we seek to pair M&A with organic growth opportunities, including adding teams of local bankers to quickly increase growth. ► We are interested in pursuing transactions in our target markets including: • Coastal South Carolina – Charleston, Myrtle Beach, Hilton Head; • East Tennessee – Knoxville to Chattanooga and Cleveland; • Atlanta – Northern region; and • North Carolina – Western (Asheville area) to Eastern (Raleigh/Cary area). ► While larger transformational deals are not out of the question, we have decided to focus on roll - up targets, as we believe there are more actionable opportunities with a shorter time to complete and less risk. ► We carefully evaluate and price potential acquisitions with specific financial return targets in mind, including: • Year one EPS accretion, not including transaction expenses; • TBV dilution threshold in the low single digits and earnback within three years; and • IRR of 20%+. ucbi.com | 35 Generating Growth

Generating Growth

United Community Banks, Inc.

2015 Acquisitions

MoneyTree Corp./FNB


UCBI
MoneyTree

- Closed on May 1 with successful operational conversion on July 18-19; business has remained stable
- Added a $425 million, 107 year old community bank
- Doubled UCBI's East TN presence in key markets – Knoxville, Lenoir City and Cleveland
- Consolidated six branches – three UCBI and three MoneyTree / FNB branches and now have 12 branches
- Executed on cost savings, which exceeded original estimates due mainly to branch overlap and back office redundancies
- Expect EPS accretion of 3% in 2016 and 2017
- TBV dilution of <1% and breakeven in < 3 years

The Palmetto Bank


UCBI
Palmetto

- Closed on September 1 with successful operational conversion on February 21-22
- Added a $1.2 billion, 109 year old community bank with 25 branches covering Upstate SC
- United had previously established a regional headquarters in Greenville, including several members of Executive Management; however, only one existing branch
- Retained Senior Management positions in Banking, Mortgage, Finance and Ops/IT for business continuity and to lead growth
- Targeted cost savings will be fully realized in 2Q16
- Double-digit EPS accretion in 2017 with TBV earnback < 5 years and IRR > 20%

ucbi.com | 36

ucbi.com | 37 United Community Banks, Inc. ucbi.com | 37 $10 Billion and Beyond Primary Regulatory Implications ► Durbin Amendment under the Dodd - Frank Act (“DFA”) (debit card interchange revenue) – EPS impact of $.02 per quarter ► FDIC insurance premiums ► Stress testing ► Oversight by Consumer Financial Protection Bureau (CFPB) Effective Dates ► Measurement date of Durbin Amendment is a snapshot of total assets as of every December 31 ► Other DFA requirements triggered after maintaining $10 billion+ in assets for four consecutive quarters Plan to Offset Projected Financial Impact ► Company - wide project led by Chief Strategy Officer • Comprehensive approach covering all areas of the Company • Project management discipline and methodology ► Currently identifying both operating revenue and expense reduction opportunities ► M&A will also be a factor • One larger or several smaller acquisitions could be accomplished in the available timeframe ► Capital management levers also available Summary ► Planning based upon assumption that we will exceed $10 billion as of December 31, 2016 • Absent M&A, may exceed in early 2017 (have the ability to reduce securities and wholesale funding) ► Earliest financial impact begins July 1, 2017 ► We have time to prepare based on current asset projections and DFA effective dates ► We are proactively working to increase revenues and decrease expenses to offset the projected impact, using a disciplined approach and defined project plan ► We have a proven track record of executing on initiatives to improve efficiency and financial results 6/30/2016 < $10 billion Assets 12/31/2016 Anticipated > $10 billion Assets 9/30/2017 If triggered in 2016, 3Q17 will be first full quarter of decreased interchange income

United COMMUNITY BANKS, INC.

Experienced Proven Leadership

- Over 40 years in banking
- Led company from $42 million in assets in 1989 to $9.9 billion today
- Trustee of Young Harris College
- Georgia Power Company Board Member
- GA Economic Developers Association Spirit of Georgia Award recipient

Jimmy C. Tallent
Chairman & CEO
Joined 1984



- Over 30 years in banking
- Responsible for overall banking, credit and operations
- Former Consultant and Special Assistant to the CEO and EVP of Commercial Banking for TD Bank Financial Group; and President & CEO of The South Financial Group

H. Lynn Harton
Board, President & COO
Joined 2012



- Over 35 years in banking
- Responsible for accounting, finance and reporting activities, M&A and investor relations
- Former CAO and Controller for State Street Corporation
- Former ABA Accounting Committee Chairman

Rex S. Schuette
EVP & CFO
Joined 2001



- Over 35 years in banking
- Responsible for 30 community banks with 133 branch offices
- Formerly of Riegel Textile Credit Union; President of Farmers and Merchants Bank
- Former Georgia Board of Natural Resources Board Chairman

Bill M. Gilbert
President, Community Banking
Joined 2000



- Over 20 years experience in consumer and banking law
- Responsible for legal, enterprise risk management, and compliance
- Chairman of the Georgia Bankers Association Bank Counsel Section
- Member of the American Bankers Association Regional General Counsels

Bradley J. Miller
EVP, CRO & General Counsel
Joined 2007



- Over 25 years in banking
- Responsible for credit risk including credit underwriting, policy and special assets
- Former EVP & Executive Credit Officer for TD Bank, NA and Chief Credit Officer of The South Financial Group.

Robert A. Edwards
EVP & CCO
Joined 2015



- Over 25 years in lending
- Responsible for specialized lending
- Former SBA head: TD Bank and Carolina First's SBA programs; President of UPS Capital Business Credit
- Highly decorated Commander in the U.S. Naval Reserve Intelligence Program (retired)

Richard W. Bradshaw
President, Specialized Lending
Joined 2014



ucbi.com | 38

Non-GAAP Reconciliation Tables

United COMMUNITY BANKS, INC.

$ in thousands, except per share data	2Q15	3Q15	4Q15	1Q16	2Q16
Net Income					
Net income - GAAP	$ 17,813	$ 17,887	$ 18,208	$ 22,295	$ 25,266
Merger-related and other charges	3,173	5,744	9,078	2,653	1,176
Tax benefit on merger-related and other charges	(997)	(1,905)	(3,486)	(1,004)	(445)
Net income - Operating	$ 19,989	$ 21,726	$ 23,800	$ 23,944	$ 25,997
Diluted Earnings per share					
Diluted earnings per share - GAAP	$ 0.28	$ 0.27	$ 0.25	$ 0.31	$ 0.35
Merger-related and other charges	0.04	0.06	0.08	0.02	0.01
Diluted earnings per share - Operating	$ 0.32	$ 0.33	$ 0.33	$ 0.33	$ 0.36
Return on Assets					
Return on assets - GAAP	0.89 %	0.82 %	0.76 %	0.93 %	1.04 %
Merger-related and other charges	0.11	0.18	0.23	0.07	0.03
Return on assets - Operating	1.00 %	1.00 %	0.99 %	1.00 %	1.07 %
Return on Tangible Common Equity					
Return on common equity - GAAP	8.83 %	7.85 %	7.02 %	8.57 %	9.54 %
Effect of merger-related charges	1.07	1.69	2.16	0.63	0.27
Return on common equity - Operating	9.90	9.54	9.18	9.20	9.81
Effect of goodwill and intangibles	0.30	0.75	1.69	1.71	1.75
Return on tangible common equity - Operating	10.20 %	10.29 %	10.87 %	10.91 %	11.56 %
Expenses					
Expenses - GAAP	$ 48,420	$ 54,269	$ 65,488	$ 57,885	$ 58,060
Merger-related charges	(3,173)	(5,744)	(3,109)	(2,653)	(1,176)
Impairment charge on real estate held for future use	-	-	(5,969)	-	-
Expenses - Operating	$ 45,247	$ 48,525	$ 56,410	$ 55,232	$ 56,884
Pre-Tax, Pre-Credit Earnings					
Pre-Tax Earnings - GAAP	$ 28,937	$ 28,754	$ 29,260	$ 35,873	$ 40,655
Merger-related charges	3,173	5,744	3,109	2,653	1,176
Impairment charge on real estate held for future use	-	-	5,969	-	-
Provision for credit losses	900	700	300	(200)	(300)
Pre-Tax, Pre-Credit Earnings - Operating	$ 33,010	$ 35,198	$ 38,638	$ 38,326	$ 41,531
Efficiency Ratio					
Efficiency Ratio - GAAP	61.63 %	64.65 %	68.97 %	61.94 %	59.02 %
Merger-related and other charges	(4.04)	(6.84)	(9.56)	(2.84)	(1.20)
Efficiency Ratio - Operating	57.59 %	57.81 %	59.41 %	59.10 %	57.82 %

ucbi.com | 39